UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 18, 2005

Dycom Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	0-5423	59-1277135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4440 PGA Boulevard, Suite 500 Palm Beach Gardens, Florida	33410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (561) 627-7171

Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                       On January 18, 2005, by unanimous written consent of the Board of Directors in lieu of a meeting, the Company appointed Charles B. Coe, a retired former executive with BellSouth Corporation and 28-year veteran of the telecommunications industry, to its Board of Directors. During Mr. Coe’s 15-year tenure at BellSouth, he held various executive positions and was serving as President of BellSouth Network Services at the time of his retirement. Prior to joining BellSouth, Mr. Coe held various management positions with AT&T Communications and American Telesystems Corporation. The appointment is for a term extending until Dycom’s next Annual Meeting of Shareholders and fills an existing vacancy on Dycom’s Board. Mr. Coe currently serves on the Board of Directors of Internap Network Services Corporation.

                       The Board of Directors has not made a determination as to whether Mr. Coe will be named to any committees of the Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release of Dycom Industries, Inc. issued on January 18, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYCOM INDUSTRIES, INC.

Date: January 21, 2005	By:	/s/ Richard L. Dunn Richard L. Dunn Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Dycom Industries, Inc. issued on January 18, 2005.